UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 4, 2016

WP Glimcher Inc.
(Exact name of Registrant as specified in its Charter)

Indiana	001-36252	046-4323686
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

180 East Broad Street, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (614) 621-9000

N/A

(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On May 4, 2016, WP Glimcher Inc. (the “Company” or “Registrant”) issued a news release regarding its results of operations for the three months ended March 31, 2016.
Net income attributable to common shareholders for the first quarter of 2016 was $8.5 million, or $0.05 per diluted share, compared to a net loss of $12.3 million, or $0.07 per diluted share, a year ago. The year-over-year difference was primarily attributable to merger and transaction costs of $24.9 million in the first quarter of 2015, which did not occur in the first quarter of 2016.
A copy of the news release is furnished with this report as Exhibit 99.1. A copy of the Company's supplemental information for the three months ended March 31, 2016 which is referenced in the news release and available on the Company's website, is furnished with this report as Exhibit 99.2. The information in this Form 8-K and the exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.
Not applicable.

(b)	Pro forma financial information.
Not applicable.

(c)	Shell company transactions.
Not applicable.

(d)	Exhibits
99.1 News Release of WP Glimcher Inc, dated May 4, 2016.
99.2 Supplemental Information for the three months ended March 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WP Glimcher Inc.
(Registrant)

Date: May 4, 2016	By:	/s/ Mark E. Yale
Mark E. Yale Executive Vice President, Chief Financial Officer (Principal Financial Officer)